EXHIBIT 10.4

2003 STOCK INCENTIVE PLAN
OF RF MICRO DEVICES, INC.

Restricted Stock Unit Agreement
(Director Initial RSU)

THIS AGREEMENT (together with Schedule A, attached hereto, the "Agreement"), made effective as of the "Grant Date" as defined in Section 2, below between RF MICRO DEVICES, INC., a North Carolina corporation (the "Corporation"), and XXXXXX, a Director of the Corporation (the "Participant");

R E C I T A L S:

In furtherance of the purposes of the RF Micro Devices, Inc. Director Compensation Plan, as it may be amended, and the 2003 Stock Incentive Plan of RF Micro Devices, Inc., as amended to date and as it may be further amended (the "Plan"), the Corporation and the Participant hereby agree as follows:

1.                   Incorporation of Plan.  The rights and duties of the Corporation and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, the terms of which are incorporated herein by reference.  In the event of any conflict between the provisions in the Agreement and those of the Plan, the provisions of the Plan shall govern.  Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth with the Plan.

2.                   Terms of Award.  The following terms used in this Agreement shall have the meanings set forth in this Section 2:

(a)                The "Participant" is XXXXXX.

(b)                The "Grant Date" is XXXXX.

(c)                The "Restriction Period" is the period beginning on the Grant Date and ending on such date or dates and occurrence of such conditions as described in Schedule A, which is attached hereto and expressly made a part of this Agreement.

(d)                The number of shares of Common Stock subject to the Restricted Stock Unit (or "RSU") granted under this Agreement shall be  XXXX  shares (the "Shares").

3.                   Grant of Restricted Stock Unit Award.  Subject to the terms of this Agreement and the Plan, the Corporation hereby grants the Participant an award of Restricted Stock Units (the "Award") for that number of Shares of Common Stock as is set forth in Section 2.  The Participant expressly acknowledges that the terms of Schedule A shall be incorporated herein by reference and shall constitute part of this Agreement.  The Corporation and the Participant further acknowledge that the Corporation's signature on the signature page hereof, and the Participant's signature on the Grant Letter contained in Schedule A, shall constitute their acceptance of all of the terms of this Agreement.

4.                   Dividends and Voting Rights.  The Participant or his legal representatives, legatees or distributes shall not be deemed to be the holder of any Shares subject to the Award and shall not have any dividend rights, voting rights or other rights as a shareholder unless and until (and then only to the extent that) the Award has vested and certificates for such Shares have been issued and delivered to him or them (or, in the case of uncertificated shares, other written evidence of ownership in accordance with applicable laws shall have been provided).

5.                   Vesting and Earning of Award.

(a)                Subject to the terms of the Plan and the Agreement (including but not limited to Section 10(a)), the Award shall be deemed vested and earned, and the Shares subject to the Award shall be distributable as provided in Section 7 herein, upon such date or dates, and subject to such conditions, as are described on Schedule A.  Without limiting the effect of the foregoing, the Shares subject to the Award may vest in installments over a period of time, if so provided in Schedule A.  The Participant expressly acknowledges that the Award shall vest only upon such terms and conditions as are provided in this Agreement (including but not limited to Schedule A of this Agreement) and otherwise in accordance with the terms of the Plan.

(b)                The Administrator has sole authority to determine whether and to what degree the Award has vested and been earned and is payable and to interpret the terms and conditions of this Agreement and the Plan.

6.                   Effect of Termination of Service; Forfeiture of Award.  Except as may be otherwise provided in the Plan or the Agreement, in the event of the termination of service of the Participant for any reason (whether by the Corporation or the Participant, and whether voluntary or involuntary) and all or part of the Award has not vested pursuant to the terms of this Agreement, then the Award, to the extent not vested as of the Participant's termination date, shall be forfeited immediately upon such termination, and the Participant shall have no further rights with respect to the Award or the Shares underlying that portion of the Award that has not yet been earned and vested.  The Participant expressly acknowledges and agrees that the termination of his service shall (except as may otherwise be provided in the Agreement or the Plan) result in forfeiture of the Award and the Shares to the extent the Award has not been earned and vested as of the date of his termination of service.

7.                   Settlement of Award.  The Administrator shall determine whether the Award, if earned in accordance with Section 5 herein, shall be payable in cash or whole shares of Common Stock, or partly in cash and partly in whole shares of Common Stock.  In the event that the Award is payable in shares of Common Stock, a certificate or certificates for the Shares or portion thereof (or, in the case of uncertificated shares, other written evidence of ownership in accordance with applicable laws) which have been earned shall be issued in the name of the Participant (or his beneficiary) as soon as practicable after, and only to the extent that, the Award (or portion thereof) has vested (subject to the terms of Section 10(a) herein).

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8.                   No Right of Continued Service.  Nothing contained in this Agreement or the Plan shall confer upon the Participant any right to continue in the service of the Corporation or a related entity or to interfere in any way with the right of the Corporation or a related entity to terminate the Participant's service at any time.  Except as otherwise expressly provided in the Plan and this Agreement (including but not limited to Schedule A), all rights of the Participant under the Plan with respect to the unvested portion of his Award shall terminate upon the termination of service of the Participant with the Corporation or a related entity.

9.                   Nontransferability of Award and Shares.  The Award shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession.  The designation of a beneficiary in accordance with the Plan does not constitute a transfer.  The Participant shall not sell, transfer, assign, pledge or otherwise encumber the Shares subject to the Award until all conditions to vesting have been met.

10.               Withholding; Tax Matters.

(a)                The Participant acknowledges that the Corporation shall require the Participant to pay the Corporation the amount of any federal, state, local, foreign or other tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of the Participant, and the Participant agrees, as a condition to the grant of the Award, to satisfy such obligations.

(b)                The Participant acknowledges that the Corporation has made no warranties or representations to the Participant with respect to the tax consequences (including but not limited to income tax consequences) with respect to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Corporation or its representatives for an assessment of such tax consequences.  The Participant acknowledges that there may be adverse tax consequences upon the grant of the Award and/or the acquisition or disposition of the Shares subject to the Award and that the Participant has been advised that he should consult with his own attorney, accountant and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof.  The Participant also acknowledges that the Corporation has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

11.               Administration.  The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan.  Any interpretation of the Agreement by the Administrator and any decision made by it with respect to the Agreement is final and binding.

12.               Superseding Agreement; Binding Effect.  This Agreement supersedes any statements, representations or agreements of the Corporation with respect to the grant of the Award, any other equity-based awards or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements.  Except as may be otherwise provided in Section 18 of the Plan, this Agreement does not supersede or amend any existing Change in Control Agreement, Inventions, Confidentiality and Nonsolicitations Agreement, Employment Agreement or any other similar agreement between the Participant and the Company, including, but not limited to, any restrictive covenants contained in such agreements.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns.

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13.               Governing Law.  Except as otherwise provided in the Plan or herein, this Agreement shall be construed and enforced according to the laws of the State of North Carolina, without regard to the conflict of laws provisions of any state and in accordance with applicable federal laws of the United States.

14.               Amendment and Termination; Waiver.  Subject to the terms of the Plan and this Agreement, this Agreement may be modified or amended only by the written agreement of the parties hereto.  Notwithstanding the foregoing, the Administrator shall have unilateral authority to amend this Agreement (without Participant consent) to the extent necessary to comply with applicable laws, rules and regulations or changes to applicable laws, rules and regulations (including but not in no way limited to Code Section 409A and federal securities laws). The waiver by the Corporation of a breach of any provision of the Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

15.               Notices.  Except as may be otherwise provided by the Plan, any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail.  Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt.  Notice may also be provided by electronic submission, if and to the extent permitted by the Administrator.  Notices shall be directed, if to the Participant, at the Participant's address indicated by the Corporation's records, or if to the Corporation, at the Corporation's principal office, attention Treasurer, RF Micro Devices, Inc.

16.               Severability.  The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

17.               Restrictions on Award and Shares.  The Corporation may impose such restrictions on the Award and any Shares issued pursuant to the Award as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky or state or foreign securities laws applicable to the Award or Shares.  Notwithstanding any other provision in the Plan or the Agreement to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock, to make any other distribution of benefits, or to take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act).  The Corporation may cause a restrictive legend to be placed on any certificate for Shares issued pursuant to the Award in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

18.               Counterparts; Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

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IN WITNESS WHEREOF, this Agreement has been executed on behalf of the Corporation and by the Participant effective as of the Grant Date stated in Section 2, herein.

RF MICRO DEVICES, INC.

                                                                    By:
                                                                              Robert A. Bruggeworth
                                                                              President and Chief Executive Officer

Attest:

William Priddy

Secretary & Chief Financial Officer

[Signature Page of Participant to Follow on Schedule A/Grant Letter]

2003 Stock Incentive Plan of RF Micro Devices, Inc.
Restricted Stock Unit Agreement
(Director Initial RSU)

Schedule A/Grant Letter

1.                   Pursuant to the terms and conditions of the Company's 2003 Stock Incentive Plan, as amended (the "Plan"), you (the "Participant") have been granted an Award of Restricted Stock Units (the "Award") for ________ shares of our Common Stock as outlined below.

Granted To:	________________________
Grant Date:	________________,20
Number of Shares Subject to Award:	________________________

                               Vesting Schedule:

Date of Grant:	1/3 of Shares subject to Award*
1st Anniversary of Date of Grant:	2/3 of Shares subject to Award*
2nd Anniversary of Date of Grant:	100% of Shares subject to Award*

*Vesting of each installment is contingent upon the Participant's continued service as a Director on each vesting date and the terms and conditions of the Director Compensation Plan, the Plan and the Agreement.

By my signature below, I, the Participant, hereby acknowledge receipt of this Grant Letter and the Restricted Stock Unit Agreement (the "Agreement") dated __________ ___, XXXX, between the Participant and RF Micro Devices, Inc. (the "Company") which is attached to this Grant Letter.  I understand that the Grant Letter and other provisions of Schedule A herein are incorporated by reference into the Agreement and constitute a part of the Agreement.  By my signature below, I further agree to be bound by the terms of the Plan and the Agreement, including but not limited to the terms of this Grant Letter and the other provisions of Schedule A contained herein.  The Corporation reserves the right to treat the Award and the Agreement as cancelled, void and of no effect if the Participant fails to return a signed copy of the Grant Letter within 30 days of receipt.

Signature:                                                                                              Date:

Note:  If there are any discrepancies in the name shown above, please make the appropriate corrections on this form.  Please retain a copy of the Agreement, including this Grant Letter, for your files.

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